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                           ARM FINANCIAL GROUP, INC.
                            515 WEST MARKET STREET
                          LOUISVILLE, KENTUCKY 40202

                                                              December 4, 1997

Mr. John Franco
ARM Financial Group, Inc.
515 West Market Street
Louisville, Kentucky 40202

Dear John:

     This letter sets forth our mutual understanding concerning your Employment Agreement with ARM Financial Group, Inc. (the "COMPANY") dated as of July 1, 1996 (the "EMPLOYMENT AGREEMENT").

     It is hereby understood and agreed that you will retire from the Company upon the occurrence of a Change in Control (as defined in the Employment Agreement) unless the purchaser or the surviving corporation and you mutually agree to a transition period following the closing date of such Change in Control (the "Closing Date") on such terms and conditions to be agreed upon between such parties. You and the Company mutually agree that the Employment Agreement will terminate and be of no further force and effect on the Closing Date with no obligation of the Company thereunder. The provisions of Section 7 (other than 7.3), Section 8 and Section 9.2 will survive such termination of the Employment Agreement.

     You and the Company agree to execute on the Closing Date a mutual release in substantially the form attached hereto as Annex A.

     Until such time as a Change in Control occurs, the Employment Agreement shall remain in full force and effect. In the event that a Change in Control has not occurred prior to June 30, 1998 (or such later date as may be agreed in writing by you and the Company), this letter will be null, void and of no further force and effect.

     This letter will be governed in accordance with the laws of the State of New York.

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     Please evidence your agreement with this letter by executing the acknowledgment set forth below.

                                                  ARM FINANCIAL GROUP, INC.

                                                  /s/ Frank V. Sica
                                                  -------------------------
                                                  Name:  Frank V. Sica
                                                  Title:

ACKNOWLEDGED AND
AGREED AS OF THE DATE
FIRST ABOVE WRITTEN

 /s/ John Franco
---------------------
     John Franco



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                                                                      ANNEX A


                                   RELEASE

For good and valuable consideration, the sufficiency of which is hereby acknowledged, ARM Financial Group, Inc. (the "COMPANY") and John Franco (the "EXECUTIVE") agree as follows:

     1. (a) GENERAL RELEASE. (i) The Executive hereby releases and forever discharges the Company (and its successors), its subsidiaries and affiliates and each of their respective officers, employees, directors and agents from any and all claims, actions and causes of action (collectively, "CLAIMS"), including, without limitation, any Claims arising under any applicable federal, state, local or foreign law, that you may have, or in the future may possess, arising out of (x) your employment relationship with and service, on or prior to the date hereof, as an employee, director or officer of the Company or any of its subsidiaries or affiliates, and the termination of [such relationship or service] [the Employment Agreement dated as of July 1, 1996 between the Company and the Executive (the "EMPLOYMENT AGREEMENT")], or
(y) any event, condition, circumstance or obligation that occurred, existed or arose on or prior to the date hereof; PROVIDED, HOWEVER, that the release set forth in this Section 1(a)(i) will not apply to (A) the obligations of the Company and its subsidiaries to continue to provide director and officer indemnification and (B) the Company's obligations under its retirement and welfare plans.

               (ii) The Company and its subsidiaries and affiliates hereby release and forever discharge the Executive, your estate and your legal representatives from any and all Claims, including, without limitation, any Claims arising under any applicable federal, state, local or foreign law, that it may have, or in the future may possess, arising out of (x) your employment relationship with and service, on or prior to the date hereof, as an employee, director or officer of the Company or any of its subsidiaries or affiliates, and the termination of [such relationship or service]
[the Employment Agreement], or (y) any event, condition, circumstance or obligation that occurred, existed or arose on or prior to the date hereof; PROVIDED, HOWEVER, that the release set forth in this Section 1(a)(ii) will not apply to (A) your obligations under Section 7 (excluding 7.3) of the Employment Agreement or (B) any act or omission of yours which is in violation of any applicable civil or criminal law or regulation.

         (b) SPECIFIC RELEASE OF ADEA CLAIMS. The Executive hereby releases and forever discharges the Company (and its successors), each of its subsidiaries and affiliates and each of their respective officers, employees, directors and agents from any and all claims, actions and causes of action that you may have as of the date you sign this Agreement arising under the Federal Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder ("ADEA"). By signing this Agreement, you hereby acknowledge and confirm the following: (i) you were advised by the Company in connection with your termination to consult with an attorney of your choice prior to signing this Agreement and to have such attorney explain to you the terms of this

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Agreement, including, without limitation, the terms relating to your release of claims arising under ADEA; (ii) you have been given a period of not fewer than 21 days to consider the terms of this Agreement and to consult with an attorney of your choosing with respect thereto; and (iii) you are providing the release and discharge set forth in this Section 1(b) only in exchange for consideration in addition to anything of value to which you are already entitled.

     2. REVOCATION. This Agreement may be revoked by you within the 7-day period commencing on the date you sign this Agreement (the "REVOCATION PERIOD"). In the event of any such revocation by you, this Agreement will terminate and be of no further force and effect as of the date of such revocation. No such revocation by you will be effective unless it is in writing and signed by you and received by the Company prior to the expiration of the Revocation Period.

                                                  ARM FINANCIAL GROUP, INC.


                                                  -------------------------
                                                  Name:
                                                  Title:



                                                   /s/ John Franco
                                                  -------------------------
                                                       John Franco